Exhibit 99.1

8i Enterprises Acquisition Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of 8i Enterprises Acquisition Corp

Opinion on the Balance Sheet

We have audited the accompanying balance sheet of 8i Enterprises Acquisition Corp (the “Company”) as of April 1, 2019, and the related notes. In our opinion, the balance sheet presents fairly, in all material respects, the financial position of the Company as of April 1, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying balance sheet has been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the balance sheet, if the Company is not able to consummate a business combination before April 1, 2020, the Company will commence an automatic winding up, dissolution and liquidation unless the Company seeks and receives the consent of its shareholders to otherwise extend the life of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The balance sheet does not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s balance sheet based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the balance sheet, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the balance sheet. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2018.

New York, New York

April 5, 2019

8I ENTERPRISES ACQUISITION CORP.

BALANCE SHEET

April 1, 2019

Assets
Cash	$664,804
Total current assets	664,804
Cash held in Trust Account	50,000,000
Total Assets	$50,664,804

Liabilities and Shareholders’ Equity
Accounts payable and accrued expense	$27,319
Due to related party	326,185
Total current liabilities	353,504
Deferred underwriters’ discount	1,500,000
Total liabilities	1,853,504

Commitments
Ordinary shares subject to possible redemption, 4,381,129 shares at redemption value	43,811,290

Shareholders’ Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,277,621 shares issued
at April 1, 2019 (excluding 4,381,129 shares subject to possible redemption)	5,051,356
Accumulated deficit	(51,346)
Total shareholders’ equity	5,000,010

Total Liabilities and Shareholders’ Equity	$50,664,804

The accompanying notes are an integral part of the balance sheet.

8I ENTERPRISES ACQUISITION CORP.

 NOTES TO THE BALANCE SHEET

April 1, 2019

Note 1 – Organization and Business Operations

Organization and General

8i Enterprises Acquisition Corp. (the “Company” or “we”) is a newly incorporated company incorporated on November 24, 2017, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

As of April 1, 2019, the Company had not yet commenced any operations. All activity for the period from November 24, 2017 (inception) through April 1, 2019 relates to the Company’s formation and the Initial Public Offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected July 31 as its fiscal year end.

Sponsor and Financing

The Company issued one share to its founding director upon its inception on November 24, 2017 for $1. On April 17, 2018, this share was transferred to the 8i Holdings Limited. On July 31, 2018, the Company issued 1,437,499 shares to 8i Holdings Limited for $24,999.

The Company’s sponsor is 8i Holdings Limited (“the “Sponsor”), a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. The registration statements for the Company’s IPO were declared effective on March 27, 2019. On April 1, 2019 the Company consummated the Initial Public Offering of 5,000,000 units (“Units” or “Public Units” and, with respect to the ordinary shares included in the Public Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 3. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with 8i Enterprises Pte Ltd, a company wholly owned by Mr. James Tan, of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

Upon closing of the IPO and the private placement, the proceeds, less $2,212,500 was held in a trust account (the “Trust Account”) (discussed below).

The Trust Account

The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or the Company’s liquidation.

Initial Business Combination

The Company will have until 12 months from the consummation of this offering to consummate its initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Wilmington Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem or purchase 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

If the Company is not able to consummate a Business Combination before April 1, 2020, the Company will commence an automatic winding up, dissolution and liquidation unless the Company seeks and receives the consent of its shareholders to otherwise extend the life of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosures obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to stockholders’ equity upon the completion of the IPO. Accordingly, on April 1, 2019, offering costs totaling approximately $5,036,954 have been charged to stockholders’ equity (consisting of $1,250,000 in underwriters’ discount, $1,500,000 in deferred underwriters’ discount, the fair value of the option granted to the underwriters of $1,662,000 and $624,954 of other cash expenses).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of April 1, 2019.

Cash Held in Trust Account

At April 1, 2019, the assets held in the Trust Account were held in cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 per depositor. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to its short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the British Virgin Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on November 24, 2017, the evaluation was performed for the tax year ended December 31, 2017 which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to April 5, 2019, the date the financial statements were available to be issued.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3 – Proposed Public Offering

Pursuant to the IPO on April 1, 2019, the Company sold 5,000,000 units at a purchase price of $10.00 per unit (the “Units”). Each Unit consists of one ordinary share, one redeemable warrant to acquire one-half (1/2) of one ordinary share, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an Initial Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. However, the Warrants may only be exercised for a whole number of shares, meaning that the Warrants must be exercised in multiples of two. No fractional shares will be issued upon separation of the Units.

Note 4 – Private Placement

Simultaneously with the closing of the IPO, the Company consummated the Private Placement with 8i Enterprises Pte Ltd of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

The Company granted to Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments at $10.00 per unit. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the IPO.

 The Company sold to the underwriters (and/or its designees), for $100, an option to purchase up to a total of six percent of the total number of units sold in the public offering. The option is exercisable, in whole or in part, at $11.50 per unit. Based on a maximum of 300,000 units (or 345,000 units if the over-allotment option is exercised) being exercisable under the option, the aggregate proceeds from exercising the units would be $3,450,000 (or $3,967,500 if the over-allotment option is exercised in full). The term for exercise of the option would commence on the later of the consummation of an Initial Business Combination or one-year anniversary from the IPO.

Note 5 – Related Party Transactions

Founder Shares

On April 17, 2018 and July 25, 2018, the Sponsor purchased 1,437,500 ordinary shares (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0174 per share. The Founder Shares are identical to the ordinary shares included in the Units being sold in the Proposed Offering. The Sponsor has agreed to forfeit 187,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares (excluding shares from units of private placement) after the IPO.

All of the Founder Shares issued and outstanding prior to the date of the IPO were placed in escrow with VStock Transfer, LLC, as escrow agent, until (1) with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of an Initial Business Combination, or earlier, in either case, if, subsequent to the Initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Up to 187,500 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full.

Related Party Loans

8i Enterprises Pte Ltd extended a loan of $25,000 on May 3, 2018. This loan was non-interest bearing and was repaid in August 2018. As of April 1, 2019, 8i Enterprises Pte Ltd had advanced the Company an aggregate of $326,185, in regard to the costs associated with formation and the IPO Offering. Such balance is non-interest bearing. The Company intends to repay 8i Enterprises Pte Ltd from the proceeds of the IPO.

Note 6 – Commitments and Contingencies

Agreements with underwriters

The Company granted to Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments at $10.00 per unit. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the IPO.

In addition, the Company sold to Chardan, for $100, an option to purchase up to 345,000 units exercisable at $11.50 per unit, commencing on the later of the consummation of a business combination and six months from the effective date of the Registration Statement.

Registration Rights

The holders of the Founders’ Shares issued and outstanding at the closing of the IPO, as well as the holders of the private units (and all underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of the IPO. The holders of a majority of these securities are entitled to make up to two demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 7 – Shareholders’ Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of ordinary shares at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

As of April 1, 2019, the Company has issued an aggregate of 2,277,621 ordinary shares, excluding 4,381,129 shares of ordinary shares subject to possible redemption, of which 187,500 are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in the Proposed Offering.

Preferred Stock

As of April 1, 2019, there were no preferred stock issued or outstanding.

Public Warrants

Each warrant will become exercisable on the later of the completion of an Initial Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of an Initial Business Combination, or earlier upon redemption or liquidation. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, and not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if (a) the last sale price of the Company’s ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Company sent the notice of redemption to the Warrant holders, and (b) there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Except in cases where the Company is not the surviving entity in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of an Initial Business Combination. In the event it is not the surviving entity upon completion of an Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No fractional shares will be issued in connection with an exchange of rights; fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law.

Private Warrants

The Private warrants contain identical terms as Public Warrants with the following exceptions:

1.	Private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by 8i Pte or its permitted transferees.

2.	Because the private units will be issued in a private transaction, 8i Pte and its permitted transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

3.	8i Pte and its designees have agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop the Company’s public shareholders from converting or selling their shares to the Company in connection with a business combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete a business combination within 12 months from the closing of the Proposed Offering (or 18 months, as applicable) unless the Company provides dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. 8i Pte and its designees have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to) until the completion of our initial business combination.